EXHIBIT 99.1









              NORTHERN STATES CONCLUDES DISCUSSIONS WITH REGULATORS
              ----------------------------------------------------

                    ANNOUNCES $400,000 INCREASE TO ALLOWANCE
                    ----------------------------------------


         WAUKEGAN, IL, March 22, 2004 - Northern States Financial Corporation (NASDAQ: NSFC), a community-based bank holding company, announced today that its wholly-owned subsidiary, Bank of Waukegan, has concluded its discussions with the Illinois Office of Banks and Real Estate concerning the allowance for loan and lease losses. As a result of those discussions and on the basis of additional internal analysis, the Bank of Waukegan will record an additional $400,000 provision for loan and lease losses in the fourth quarter of 2003. The $244,000 after-tax effect of this adjustment will decrease previously reported unaudited earnings for 2003 to $5,526,000 from $5,770,000, or $.06 per share, to $1.28 per share from $1.34 per share. This compares to earnings per share of $1.71 for 2002. As previously reported, the regulatory discussions regarding the Bank's allowance arose out of a routine bank regulatory examination and primarily focused on two loans that the Bank had classified as substandard.

         The Company expects to file its Form 10-K for the period ended December 31, 2003 on or before March 30, 2004.




FOR ADDITIONAL INFORMATION, CONTACT:

FRED ABDULA, CHAIRMAN OF THE BOARD, (847) 244-6000 EXT. 238
THOMAS NEMETH, VICE PRESIDENT & TREASURER, (847) 244-6000 EXT. 269

Websites: www.bankofwaukegan.com
          www.nsfc.net